Exhibit 3.2

BYLAWS

of

SEEBEKS CORP.

(a Wyoming Corporation)

ARTICLE I. OFFICES

1.1 Principal Office

The principal office of the Corporation shall be located at Avda. Diagonal, 571 Planta 2, 08029 Barcelona, Spain, or at such other place as the Board of Directors may determine.

1.2 Other Offices

The Corporation may establish additional offices as determined by the Board of Directors.

ARTICLE II. SHAREHOLDERS

2.1 Annual Meetings

The annual meeting of shareholders shall be held at a time and place determined by the Board of Directors for the purpose of electing directors and conducting any other business.

2.2 Special Meetings

Special meetings of shareholders may be called by the Director(s) or by shareholders holding at least 25% of the outstanding shares.

2.3 Notice

Written notice stating the place, date, and time of the meeting shall be delivered to shareholders at least 10 days prior to the meeting.

2.4 Quorum

A majority of the outstanding shares entitled to vote shall constitute a quorum at a meeting of shareholders.

2.5 Voting

Each outstanding share is entitled to one vote. Unless otherwise required by law, all matters shall be decided by a majority vote of those present.

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ARTICLE III. BOARD OF DIRECTORS

3.1 General Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

3.2 Number and Qualification

The number of directors shall be one (1) unless changed by resolution of the shareholders.

3.3 Term

Each director shall serve indefinitely until resignation, removal, or replacement by the shareholders.

3.4 Vacancies

Any vacancy may be filled by the remaining director(s) or by shareholders at a special meeting.

3.5 Meetings

Regular or special meetings of the Board may be held at such times and places as determined by the Director(s).

3.6 Action Without a Meeting

Any action required or permitted may be taken without a meeting if all directors consent in writing.

ARTICLE IV. OFFICERS

4.1 Officers

The officers of the Corporation shall consist of a President, Secretary, and Treasurer, and may also include one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or other officers as appointed by the Board of Directors. One individual may hold more than one office simultaneously.

4.2 Election and Term

Officers shall be appointed by the Board of Directors and shall hold office until their successors are duly appointed or until their resignation, removal, or death.

4.3 Removal and Resignation

Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served. Any officer may resign at any time by delivering written notice to the Board or the President.

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4.4 President

The President shall serve as the chief executive officer of the Corporation and shall:

•	Oversee and manage the day-to-day operations of the Corporation.

•	Execute and deliver contracts, agreements, and other instruments on behalf of the Corporation, as authorized by the Board.

•	Report to the Board on the Corporation’s activities and financial condition.

•	Ensure implementation of the Company’s business plan and strategies.

4.5 Vice President(s)

If one or more Vice Presidents are appointed, they shall perform such duties as assigned by the President or the Board, and in the absence or disability of the President, the Vice President with the highest seniority (or as designated by the Board) shall perform the duties of the President.

4.6 Secretary

The Secretary shall:

•	Maintain accurate minutes of meetings of the shareholders and the Board of Directors.

•	Maintain and safeguard the corporate records, including the Articles of Incorporation, Bylaws, stock ledger, and other official documents.

•	Provide notices of meetings as required by law or these Bylaws.

•	Authenticate records of the Corporation when required.

4.7 Treasurer

The Treasurer shall:

•	Oversee the financial accounts and records of the Corporation.

•	Prepare and deliver financial statements to the Board as requested.

•	Manage corporate funds, including deposits, withdrawals, and disbursements.

•	Assist in the preparation of budgets and ensure compliance with applicable financial reporting requirements.

4.8 Assistant Officers

The Board may appoint one or more Assistant Secretaries and Assistant Treasurers who shall perform duties as assigned and assist the principal officers in fulfilling their responsibilities.

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4.9 Authority and Delegation

The Board of Directors may delegate specific powers or duties to any officer, provided such delegation does not conflict with applicable laws or these Bylaws.

ARTICLE V. SHARES IN THE SHARE CAPITAL

5.1 Issuance of Shares

Shares of the Corporation’s capital stock shall be issued only upon authorization of the Board of Directors and upon such terms and conditions as determined by the Board.

5.2 Consideration for Shares

Shares may be issued for cash, property, services rendered, or other consideration permitted by law.

5.3 Shareholder Records

The Corporation shall maintain an accurate record of the names and addresses of all shareholders and the number of shares held by each.

ARTICLE VI. STOCK

6.1 Certificates

Shares of stock may be issued in certificated or uncertificated form, as determined by the Board.

6.2 Transfer of Shares

Shares may be transferred upon the Corporation’s books by the holder of record or by duly authorized agents, subject to any applicable restrictions.

6.3 Lost Certificates

The Corporation may issue a new certificate for lost or destroyed shares upon satisfactory proof and indemnity.

ARTICLE VII. DISCLOSURE OF INTERESTS OF DIRECTORS

7.1 Disclosure Required

Any director who has a direct or indirect financial interest in a proposed contract, transaction, or arrangement with the Corporation must promptly disclose the nature and extent of such interest to the Board of Directors.

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7.2 Abstention from Voting

The interested director shall abstain from voting on any matter in which they have a conflict of interest unless otherwise permitted by law.

7.3 Record of Disclosure

All disclosures of interest shall be recorded in the minutes of the meeting where the disclosure is made.

ARTICLE VIII. CONTRACTS, LOANS, CHECKS, AND DEPOSITS

8.1 Contracts

The Board of Directors may authorize any officer(s) or agent(s) to enter into contracts or execute instruments on behalf of the Corporation.

8.2 Loans

No loans shall be contracted on behalf of the Corporation unless authorized by the Board of Directors.

8.3 Checks and Drafts

All checks, drafts, and other negotiable instruments shall be signed by officers or agents of the Corporation as designated by the Board.

8.4 Deposits

Funds of the Corporation shall be deposited in such banks or financial institutions as determined by the Board.

ARTICLE IX. BORROWING AUTHORITY

The Board of Directors may, without shareholder approval, authorize the Corporation to borrow funds, issue debt instruments, or secure such borrowings with corporate assets, provided such actions comply with applicable law.

ARTICLE X. CORPORATE SEAL

The Corporation may adopt a corporate seal in such form as determined by the Board of Directors. Use of the seal shall not be required for the execution of corporate documents unless mandated by law.

ARTICLE XI. WAIVER OF NOTICE

Whenever notice is required to be given under these Bylaws or applicable law, a written waiver of such notice signed by the person entitled to notice shall be deemed equivalent to proper notice. Attendance at a meeting without objection also constitutes a waiver of notice.

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ARTICLE XII. INDEMNIFICATION

To the fullest extent permitted by law, the Corporation shall indemnify any director, officer, employee, or agent of the Corporation against expenses and liabilities incurred in connection with their role in the Corporation.

ARTICLE XIII. COMMITTEES

13.1 Creation and Authority

The Board of Directors may establish one or more committees composed of one or more directors, as it deems necessary or advisable. Such committees shall exercise the authority delegated by the Board, subject to any limitations imposed by law or these Bylaws.

13.2 Appointment

Members of each committee shall be appointed by the Board of Directors and may be removed at any time by the Board.

13.3 Procedures

Each committee shall keep minutes of its meetings and report its actions to the Board of Directors. Committees may adopt rules for their proceedings consistent with these Bylaws and Board directives.

13.4 Limitation of Authority

No committee shall have the authority to amend the Articles of Incorporation or Bylaws, approve mergers or acquisitions, authorize the issuance of shares, or take any action expressly reserved for the full Board by law or these Bylaws.

ARTICLE XIV. FISCAL YEAR

The fiscal year of the Corporation shall conclude on June 30 of each year, unless otherwise determined by the Board of Directors. The Board may, from time to time and in accordance with applicable law, alter the fiscal year-end as it deems appropriate.

ARTICLE XV. AMENDMENTS

These Bylaws may be amended or repealed, and new Bylaws adopted, by the Board of Directors or the shareholders at any regular or special meeting, provided proper notice is given.

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CERTIFICATION

I, the undersigned, hereby certify that these Bylaws were adopted by the Board of Directors of Seebeks Corp. on March 11, 2025.

/s/ Roman Chystiakov

Roman Chystiakov, Secretary

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